Exhibit 3.19

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

HUGHES ELECTRIC SUPPLY, LTD.

Pursuant to the provisions of section 620.1202, Florida Statutes, HUGHES ELECTRIC SUPPLY, LTD., a Florida limited partnership, adopts the following Certificate of Amendment to its Certificate of Limited Partnership:

FIRST:        The name of the limited partnership is HUGHES ELECTRIC SUPPLY, LTD.

SECOND:        The limited partnership’s Certificate of Limited Partnership was filed with the Florida Department of State on November 18, 2004.

THIRD:        Section 1 of the Certificate of Limited Partnership of the limited partnership is hereby amended in its entirety to read as follows:

1. Name.  The name of the limited partnership is as follows:

HD Supply Electrical, Ltd.

FOURTH:        This Certificate of Amendment shall be effective at the time of its filing with the Florida Department of State.

The undersigned general partner of the limited partnership hereby executes this Certificate of Amendment to the Certificate of Limited Partnership this 3rd day of October, 2006.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC., a Delaware corporation

By:	/s/ David Bearman
David Bearman, Vice President

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HUGHES ELECTRIC SUPPLY, LTD.

(a Florida limited partnership)

The undersigned, desiring to form a limited partnership pursuant to the laws of the State of Florida, does hereby certify as follows:

1.        Name. The name of the limited partnership is as follows:

Hughes Electric Supply, Ltd.

2.        Address. The street address of the principal place of business and the mailing address for the limited partnership are as follows:

One Hughes Way

Orlando, FL 32805

3.        Registered Agent. The address of the office and the name and address of the agent of service of process required to be maintained by section 620.105, Florida Statutes, are as follows:

Corporation Service Company

1201 Hayes Street

Tallahassee, FL 32301

4.        General Partner. The name and business address of the general partner of the limited partnership are as follows:

Hughes GP & Management, Inc.

One Hughes Way

Orlando, FL 32805

F04-1125

5.        Termination. The latest date upon which the limited partnership is to dissolve is December 31, 2054.

Under penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated therein are true and correct.

Signed this 19th day of November, 2004.

GENERAL PARTNER: HUGHES GP & MANAGEMENT, INC.

By: /s/ John Z. Paré

Name: John Z. Paré

Title: Secretary

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